UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________________________________________________________________
FORM 8-K
________________________________________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 8, 2018
_________________________________________________________________________________________________________________
Aptiv PLC
(Exact name of registrant as specified in its charter)
________________________________________________________________________________________________________________________

Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Courteney Road Hoath Way Gillingham, Kent ME8 0RU United Kingdom
(Address of Principal Executive Offices)(Zip Code)
(Registrant’s Telephone Number, Including Area Code) 011-44-163-423-4422
(Former Name or Former Address, if Changed Since Last Report) N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐.
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 2.02	Results of Operations and Financial Condition.
Item 8.01	Other Events.
The following information is furnished under both Item 2.02 and 8.01 of this Form 8-K.
On December 22, 2017, The Tax Cuts and Jobs Act (the "Tax Legislation") was enacted in the United States, significantly revising certain U.S. corporate income tax provisions; including, among other items, a reduction of the U.S. corporate rate from 35% to 21%, the imposition of a deemed repatriation tax on unremitted foreign earnings to facilitate a shift from a world-wide tax system to a territorial system, the creation of new anti-deferral provisions and new limitations on certain deductions.
As a result of the enactment of the Tax Legislation, Aptiv PLC (the "Company") estimates a one-time reduction to net income of approximately $50 - $100 million in the fourth quarter of 2017, primarily related to the impact of the rate reduction on the Company's deferred tax positions and the impact of the deemed repatriation tax on unremitted foreign earnings.
In periods following the enactment, the Company does not anticipate material changes to its previously communicated estimated overall annual effective tax rate. However, the ultimate impact of the Tax Legislation is subject to a number of complex provisions and may differ from these estimates due to further guidance that may be issued and actions the Company may take as a result of the Tax Legislation.
Excluding the above-mentioned estimated one-time impacts of the Tax Legislation, there are no changes to the Company's previously communicated operating financial outlook for 2017.
The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Exchange Act. Forward-looking statements include statements regarding the estimated impacts of the Tax Legislation, which consist of estimates based on currently available information, as well as our current interpretations, assumptions and expectations relating to the Tax Legislation, and are subject to change, possibly materially, as the Company completes its year end financial statements and as guidance is issued on the Tax Legislation. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 8, 2018	APTIV PLC

		By:	/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

3